Cincinnati Bell Reports Full Year and Fourth Quarter 2020 Results

FULL YEAR HIGHLIGHTS

•	Consolidated revenue totaled $1,560 million, up 2% year-over-year, generating operating income of $66 million
•	Adjusted EBITDA[1] was $421 million, up 4% compared to a year ago
•	Entertainment and Communications revenue totaled $970 million with Adjusted EBITDA increasing to $368 million
Fiber-to-the-premise (“FTTP”) High Speed Internet subscribers were up 20,700 in Cincinnati and 4,400 in Hawaii, compared to a year ago
•	IT Services and Hardware revenue totaled $617 million, generating Adjusted EBITDA of $68 million, up 9% and 27%, respectively, compared to the prior year
•	Cash provided by operating activities totaled $206 million with free cash flow[2] of $31 million
•	Merger agreement with a controlled subsidiary of Macquarie Infrastructure Partners ("MIP") remains on target to close in the first half of 2021

FOURTH QUARTER 2020 HIGHLIGHTS

•	Revenue of $410 million and operating income of $34 million — Adjusted EBITDA totaled $110 million
•	Entertainment and Communications revenue of $245 million, generating Adjusted EBITDA of $93 million
FTTP High Speed Internet net activations totaled approximately 5,000 in Cincinnati and 1,200 in Hawaii during the quarter
•	IT Services and Hardware revenue of $172 million, generating Adjusted EBITDA of $24 million

CINCINNATI - February 18, 2021 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the full year and fourth quarter of 2020.

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, “2020 was a unique and volatile year, and I am incredibly proud of the Cincinnati Bell team and their focus to overcome the challenges resulting from COVID-19. Our continued investments in dense metro fiber and strategic IT solutions produced incredible results and were critical to achieving both year-over-year revenue and Adjusted EBITDA growth.”

Mr. Fox continued, “Through this pandemic, our teams remained committed to our customers and to the communities we serve. We participated in the Keep Americans Connected Pledge, maintained robust charitable contributions through numerous programs, and offered creative services and solutions to help bridge the digital divide. All of this was done while exceeding our financial goals, and reaching an agreement to be acquired by MIP at an attractive valuation for our shareholders.”

CONSOLIDATED RESULTS

•	Revenue totaled $410 million for fourth quarter of 2020 and $1,560 million for the full year
•	Operating income was $34 million in the fourth quarter of 2020 and $66 million for the full year
•	Adjusted EBITDA totaled $110 million for the fourth quarter of 2020 and $421 million for the full year

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $245 million for the fourth quarter of 2020 and $970 million for the full year
–	Cincinnati revenue totaled $171 million in the fourth quarter and $670 million for the full year
–	Fioptics revenue totaled $92 million for the fourth quarter and $360 million for the full year, up 4% and 2%, respectively, year-over-year
–	FTTP internet subscribers totaled 239,900 at the end of the fourth quarter, adding 20,700 customers during the year
–	FTTP is available to approximately 500,000 addresses, more than 60% of Greater Cincinnati
–	Hawaii revenue totaled $75 million in the fourth quarter and $300 million for the full year

–	Consumer / SMB Fiber revenue totaled $22 million for the fourth quarter and $86 million for the full year
–	FTTP internet subscribers totaled 59,800 at the end of the fourth quarter, adding 4,400 customers during the year
–	FTTP is available to 184,300 addresses, or 38% of the state of Hawaii
•	Adjusted EBITDA was $93 million for the fourth quarter of 2020 and $368 million for the full year

IT Services and Hardware Segment

•	IT Services and Hardware revenue totaled $172 million for the fourth quarter of 2020 and $617 million for the full year
–	Communications revenue was $55 million in the fourth quarter and $215 million for the full year, up $3 million and $16 million year-over-year, respectively
–	Consulting revenue totaled $58 million for the fourth quarter and $196 million for the full year, up $20 million and $43 million year-over-year, respectively
–	Cloud revenue was $23 million in the fourth quarter and $86 million for the full year, up $1 million and down $6 million from the prior year, respectively
–	Infrastructure Solutions revenue totaled $37 million in the fourth quarter and $119 million for the full year, down $2 million and $5 million year-over-year, respectively
•	Adjusted EBITDA was $24 million for the fourth quarter and $68 million for the full year, up $5 million and $15 million from the prior year, respectively

Macquarie Infrastructure Partners Transaction Details

On March 13, 2020, Cincinnati Bell Inc. ("Cincinnati Bell" or the "Company"), together with MIP, announced an agreement through which an MIP-controlled subsidiary will acquire all outstanding shares of Cincinnati Bell for $15.50 per share in a cash transaction valued at approximately $2.9 billion, including debt (the "Transaction").

The Transaction follows the determination by Cincinnati Bell's Board of Directors, after consultation with its legal and financial advisors, that the MIP proposal constituted a "Superior Company Proposal" as defined in Cincinnati Bell's previously announced Brookfield merger agreement. Consistent with that determination, and following the expiration of the negotiation period during which Brookfield declined to propose an amendment to the Brookfield merger agreement, Cincinnati Bell terminated the Brookfield merger agreement. In connection with the termination, Cincinnati Bell paid Brookfield an approximately $25 million break-up fee.

On May 7, 2020, Cincinnati Bell’s shareholders adopted the MIP merger agreement at a virtual special meeting of shareholders.

MIP is a fund managed by Macquarie Infrastructure and Real Assets ("MIRA"). In addition to MIP, certain Special Opportunities funds or co-investment vehicles managed by the Private Equity Group of Ares Management Corporation (NYSE: ARES) ("Ares Management"), and entities controlled by the Retail Employees Superannuation Trust (“REST”), an Australian superannuation fund managed by Retail Employees Superannuation Pty Limited, have agreed to provide equity financing for the Transaction.

MIRA is a global alternative asset manager with extensive experience in investing in the communications infrastructure industry. For more than two decades, MIRA has partnered with investors, governments, and communities to manage, develop, and enhance assets relied on by more than 100 million people each day. As of September 30, 2020, MIRA had $146.1 billion in assets under management (based on proportionate enterprise value), of which $116 billion were invested in infrastructure assets.

Ares Management is a leading global alternative investment manager operating integrated groups across Credit, Private Equity, Real Estate and Strategic Initiatives. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent, attractive investment returns for fund investors throughout market cycles. As of September 30, 2020, Ares Management's global platform had approximately $179 billion of assets under management with more than 1,400 employees operating across North America, Europe and Asia Pacific.

REST is a widely held Australian public offer pension fund managing over AUD 58 billion (USD $45 billion) on behalf of approximately 1.7 million members.

The Transaction is expected to close in the first half of 2021. It is subject to customary closing conditions, including receipt of certain regulatory approvals.

INVESTOR RELATIONS CONTACT:

Kei Lawson, 513-565-0510

E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:

Josh Pichler, 513-565-0310

E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note

This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements concerning plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions and restructuring, business trends, statements regarding the Transaction and the expected timetable for completing the Transaction, are forward-looking statements. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this report. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements, including, but not limited to:

•	those discussed in this release;

•

the global outbreak of COVID-19 and related government, private sector and individual consumer responsive actions have adversely affected the Company’s business operations, employee availability, financial performance, liquidity and cash flow and are expected to continue to do so for an unknown period of time;

•	the Company operates in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share;
•	the Company may be unable to grow its revenues and cash flows despite the initiatives it has implemented;
•	failure to anticipate the need to introduce new products and services or to compete with new technologies may compromise the Company’s success in the telecommunications industry;
•

the Company’s access lines, which generate a significant portion of our cash flows and profits, are decreasing in number.  If the Company continues to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted;

•

negotiations with the providers of content for our video programming may not be successful, potentially resulting in our inability to carry certain programming channels, which could result in the loss of subscribers.  In addition, due to the influence of some content providers, we may be forced to pay higher rates for some content, resulting in increased costs;

•

the Company's failure to meet performance standards under its agreements could result in customers terminating their relationships with the Company or customers being entitled to receive financial compensation, leading to reduced revenues and/or increased costs;

•	the Company generates a substantial portion of revenue by serving a limited geographic area;
•

one large customer accounts for a significant portion of the Company’s accounts receivable.  The loss or significant reduction in business from this customer would cause operating results to decline and could negatively impact profitability and cash flows;

•

maintaining the Company's telecommunications networks requires significant capital expenditures, and the Company's inability or failure to maintain its telecommunications networks could have a material impact on the Company’s market share and ability to generate revenue;

•	increases in broadband usage may cause network capacity limitations resulting in service disruptions or reduced capacity for customers;
•	we may be liable for the material that content providers distribute over our networks;
•

an IT and/or network security breach or cyber-attack may lead to unauthorized use or disabling of our network, theft of customer data or other sensitive data, unauthorized use or publication of our confidential business information and could have a material adverse effect on our business;

•	weather conditions, natural disasters, terrorist acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations;
•

the Company depends on a number of third-party providers and the loss of or problems with one or more of these providers may impede the Company’s growth, cause it to lose customers or materially and adversely impact our business, financial condition, and results of operations;

•	a failure of back-office information technology systems could adversely affect the Company’s results of operations and financial condition;
•

if the Company fails to extend or renegotiate its collective bargaining agreements with its labor unions when they expire, or if the Company’s unionized employees were to engage in a strike or other work stoppage, the Company’s business and operating results could be materially harmed;

•

the Company’s debt could limit its ability to fund operations, raise additional capital, and fulfill its obligations, which, in turn, would have a material adverse effect on the Company’s businesses and prospects generally;

•

the Company’s credit agreement, the indenture governing the Company's notes due 2024, the indenture governing the Company's notes due 2025 and other indebtedness impose significant restrictions on the Company;

•

the Company depends on its revolving credit facility and receivables facility to provide for its short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited;

•	the servicing of the Company’s indebtedness is dependent on its ability to generate cash, which could be impacted by many factors beyond the Company’s control;

•	the Company depends on the receipt of dividends or other intercompany transfers from its subsidiaries and investments;
•	the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact the Company's business and financial condition;
•	adverse changes in the value of assets or obligations associated with the Company’s employee benefit plans could negatively impact shareowners’ deficit and liquidity;
•	the trading price of the Company's common stock may be volatile, and the value of an investment in the Company's common stock may decline;
•	there are material uncertainties and risks associated with the MIP merger agreement and Transaction;
•	the Transaction may not be completed in a timely manner or at all;
•	failure to complete the Transaction could negatively impact the Company’s business, financial results and stock price;
•	the Company has incurred, and will incur, substantial direct and indirect costs as a result of the Transaction;
•	the Company’s future cash flows could be adversely affected if it is unable to fully realize its deferred tax assets;
•

changes in tax laws and regulations, and actions by federal, state and local taxing authorities related to the interpretation and application of such tax laws and regulations, could have a negative impact on the Company's financial results and cash flows;

•

the regulation of the Company’s businesses by federal and state authorities may, among other things, place the Company at a competitive disadvantage, restrict our ability to price our products and services competitively, and threaten our operating licenses;

•

third parties may claim that the Company is infringing upon their intellectual property, and the Company could suffer significant litigation or licensing expenses or be prevented from selling products;

•	third parties may infringe upon the Company’s intellectual property, and the Company may expend significant resources enforcing its rights or suffer competitive injury;
•	the Company could be subject to a significant amount of litigation, which could require the Company to pay significant damages or settlements;

•	the Company could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws;
•	the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports; and
•	other factors outside the Company's control.

These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock-based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, transaction related employee retention agreements, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.

Consolidated Statements of Operations

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenue	$410.3	$390.4	$19.9	5%	$1,559.8	$1,536.7	$23.1	2%
Costs and expenses
Cost of services and products	211.0	196.7	14.3	7%	802.0	784.6	17.4	2%
Selling, general and administrative	91.2	93.1	(1.9)	(2)%	346.5	354.4	(7.9)	(2)%
Depreciation and amortization	72.6	75.8	(3.2)	(4)%	293.4	304.9	(11.5)	(4)%
Restructuring and severance related charges	0.5	0.5	-	0%	16.9	6.9	10.0	n/m
Transaction and integration costs	1.2	9.0	(7.8)	(87)%	35.0	12.8	22.2	n/m
Operating income	33.8	15.3	18.5	n/m	66.0	73.1	(7.1)	(10)%
Interest expense	33.6	34.6	(1.0)	(3)%	134.2	139.6	(5.4)	(4)%
Other components of pension and postretirement benefit plans expense	5.1	2.8	2.3	82%	14.1	11.2	2.9	26%
Other income, net	-	(0.1)	0.1	n/m	(1.2)	(0.5)	(0.7)	n/m
Loss before income taxes	(4.9)	(22.0)	17.1	(78)%	(81.1)	(77.2)	(3.9)	5%
Income tax expense (benefit)	0.7	(1.4)	2.1	n/m	(25.5)	(10.6)	(14.9)	n/m
Net loss	(5.6)	(20.6)	15.0	(73)%	(55.6)	(66.6)	11.0	(17)%
Preferred stock dividends	2.6	2.6	-	-	10.4	10.4	-	-
Net loss applicable to common shareowners	$(8.2)	$(23.2)	$15.0	(65)%	$(66.0)	$(77.0)	$11.0	(14)%
Basic and diluted net loss per common share	$(0.16)	$(0.46)			$(1.30)	$(1.53)
Weighted average common shares outstanding
(in millions)
- Basic	50.7	50.4			50.6	50.4
- Diluted	50.7	50.4			50.6	50.4

Cincinnati Bell Inc.

Entertainment and Communications Income Statement

(Unaudited)

(Dollars in millions)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Income Statement
Revenue	$245.1	$246.4	$(1.3)	(1)%	$969.6	$995.7	$(26.1)	(3)%
Operating costs and expenses
Cost of services and products	107.7	111.6	(3.9)	(3)%	427.4	450.4	(23.0)	(5)%
Selling, general and administrative	44.8	45.2	(0.4)	(1)%	175.0	179.1	(4.1)	(2)%
Depreciation and amortization	62.7	65.3	(2.6)	(4)%	252.7	255.8	(3.1)	(1)%
Restructuring and severance related charges	-	-	-	n/m	14.8	4.9	9.9	n/m
Total operating costs and expenses	215.2	222.1	(6.9)	(3)%	869.9	890.2	(20.3)	(2)%
Operating income	$29.9	$24.3	$5.6	23%	$99.7	$105.5	$(5.8)	(5)%

Cincinnati Bell Inc.

Entertainment and Communications Revenue

(Unaudited)

(Dollars in millions)

	Three Months Ended			Three Months Ended
	December 31, 2020			December 31, 2019
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$43.6	$9.6	$53.2	$39.9	$8.3	$48.2
Video	39.2	9.5	48.7	39.2	10.3	49.5
Voice	9.0	2.8	11.8	9.2	2.7	11.9
Other	0.2	0.1	0.3	0.4	0.2	0.6
Total Consumer / SMB Fiber	92.0	22.0	114.0	88.7	21.5	110.2
Enterprise Fiber
Data	21.7	10.2	31.9	21.1	10.1	31.2
Legacy
Data	23.0	12.5	35.5	25.0	14.1	39.1
Voice	27.6	25.8	53.4	29.8	27.8	57.6
Other	6.3	4.0	10.3	3.9	4.4	8.3
Total Legacy	56.9	42.3	99.2	58.7	46.3	105.0
Total Entertainment & Communications	$170.6	$74.5	$245.1	$168.5	$77.9	$246.4

	Twelve Months Ended			Twelve Months Ended
	December 31, 2020			December 31, 2019
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$169.6	$36.1	$205.7	$155.4	$32.1	$187.5
Video	155.5	38.3	193.8	159.5	43.5	203.0
Voice	34.0	10.9	44.9	36.8	10.9	47.7
Other	1.3	0.7	2.0	1.5	0.7	2.2
Total Consumer / SMB Fiber	360.4	86.0	446.4	353.2	87.2	440.4
Enterprise Fiber
Data	86.0	41.2	127.2	84.9	39.4	124.3
Legacy
Data	94.6	51.9	146.5	103.4	59.8	163.2
Voice	113.3	104.6	217.9	126.1	111.1	237.2
Other	15.6	16.0	31.6	14.1	16.5	30.6
Total Legacy	223.5	172.5	396.0	243.6	187.4	431.0
Total Entertainment & Communications	$669.9	$299.7	$969.6	$681.7	$314.0	$995.7

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	239.9	235.0	230.6	224.3	219.2
Internet FTTN *	26.7	27.7	28.9	30.0	31.4
Total Fioptics Internet	266.6	262.7	259.5	254.3	250.6
Video
Video FTTP *	107.6	108.7	109.7	111.2	112.7
Video FTTN *	20.4	20.8	21.4	21.9	22.4
Total Fioptics Video	128.0	129.5	131.1	133.1	135.1
Voice
Fioptics Voice Lines	103.8	104.4	105.3	105.3	106.8
Fioptics Units Passed
Units Passed FTTP *	499.6	494.8	489.6	486.6	484.8
Units Passed FTTN *	137.4	138.0	138.6	138.6	138.6
Total Fioptics Units Passed	637.0	632.8	628.2	625.2	623.4
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	6,566	5,978	5,756	5,487	5,228
Legacy
Data
DSL	61.9	63.3	62.7	63.3	64.0
Voice
Legacy Voice Lines	175.1	180.3	186.4	191.2	196.8

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	59.8	58.6	57.4	56.4	55.4
Internet FTTN *	11.0	11.7	12.1	12.4	12.8
Total Consumer / SMB Fiber Internet	70.8	70.3	69.5	68.8	68.2
Video
Video FTTP *	30.2	30.6	31.0	29.6	30.6
Video FTTN *	10.4	11.4	11.8	11.5	12.1
Total Consumer / SMB Fiber Video	40.6	42.0	42.8	41.1	42.7
Voice
Consumer / SMB Fiber Voice Lines	29.5	29.8	29.9	29.9	30.0
Consumer / SMB Fiber Units Passed
Units Passed FTTP *	184.3	178.1	176.2	174.9	173.5
Units Passed FTTN *	70.0	72.5	72.5	72.5	72.9
Total Consumer / SMB Fiber Units Passed	254.3	250.6	248.7	247.4	246.4
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,021	4,063	3,691	3,619	3,651
Legacy
Data
DSL	36.8	38.2	40.3	41.1	42.9
Voice
Legacy Voice Lines	160.1	164.2	165.1	173.0	177.1

* Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

IT Services and Hardware Income Statement and Metric Information

(Unaudited)

(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Income Statement
Revenue	$172.1	$150.4	$21.7	14%	$616.6	$567.4	$49.2	9%
Operating costs and expenses
Cost of services and products	109.8	91.3	18.5	20%	400.0	359.6	40.4	11%
Selling, general and administrative	38.8	40.5	(1.7)	(4)%	149.4	154.3	(4.9)	(3)%
Depreciation and amortization	9.9	10.4	(0.5)	(5)%	40.6	48.9	(8.3)	(17)%
Restructuring and severance related charges	0.5	0.5	-	0%	2.0	2.0	-	0%
Total operating costs and expenses	159.0	142.7	16.3	11%	592.0	564.8	27.2	5%
Operating income	$13.1	$7.7	$5.4	70%	$24.6	$2.6	$22.0	n/m

Revenue
Consulting	$57.5	$38.0	$19.5	51%	$196.0	$152.6	$43.4	28%
Cloud	23.2	22.3	0.9	4%	86.2	92.1	(5.9)	(6)%
Communications	54.7	51.7	3.0	6%	215.0	198.7	16.3	8%
Infrastructure Solutions	36.7	38.4	(1.7)	(4)%	119.4	124.0	(4.6)	(4)%
Total IT Services and Hardware Revenue	$172.1	$150.4	$21.7	14%	$616.6	$567.4	$49.2	9%

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Consulting
Billable Resources	1,665	1,437	1,305	1,222	1,034

Communications
NaaS Locations	5,691	5,419	5,048	4,593	4,047
SD - WAN Locations	3,191	2,783	2,575	2,337	2,197
Hosted UCaaS Profiles*	281,000	277,610	276,360	277,092	274,654

* Includes Hawaii Hosted UCaaS Profiles

Cincinnati Bell Inc.

Net Debt (Non-GAAP)

(Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2020	2019
Receivables Facility	$182.0	$131.5
Credit Agreement - Tranche B Term Loan due 2024	586.5	592.5
Credit Agreement - Revolving Credit Facility	67.0	57.0
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease agreements	2.8	5.2
Finance lease liabilities	66.0	73.8
Net unamortized premium	1.1	1.3
Unamortized note issuance costs	(18.9)	(22.9)
Total debt	1,971.7	1,923.6
Less: Cash and cash equivalents	(12.2)	(11.6)
Net debt (Non-GAAP)	$1,959.5	$1,912.0

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Three Months Ended December 31, 2020
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(5.6)
Add:
Income tax expense				0.7
Interest expense				33.6
Other components of pension and postretirement benefit plans expense				5.1

Operating income (loss) (GAAP)	$29.9	$13.1	$(9.2)	$33.8
Add:
Depreciation and amortization	62.7	9.9	-	72.6
Restructuring and severance related charges	-	0.5	-	0.5
Transaction and integration costs	-	-	1.2	1.2
Transaction related employee retention agreements	-	-	0.9	0.9
Stock-based compensation	-	-	1.4	1.4
Adjusted EBITDA (Non-GAAP)	$92.6	$23.5	$(5.7)	$110.4

Adjusted EBITDA Margin (Non-GAAP)	38%	14%	-	27%

	Three Months Ended December 31, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(20.6)
Add:
Income tax benefit				(1.4)
Interest expense				34.6
Other income, net				(0.1)
Other components of pension and postretirement benefit plans expense				2.8

Operating income (loss) (GAAP)	$24.3	$7.7	$(16.7)	$15.3
Add:
Depreciation and amortization	65.3	10.4	0.1	75.8
Restructuring and severance related charges	-	0.5	-	0.5
Transaction and integration costs	-	-	9.0	9.0
Stock-based compensation	-	-	2.0	2.0
Adjusted EBITDA (Non-GAAP)	$89.6	$18.6	$(5.6)	$102.6

Adjusted EBITDA Margin (Non-GAAP)	36%	12%	-	26%
Year-over-year dollar change in Adjusted EBITDA	3.0	4.9	(0.1)	7.8
Year-over-year percentage change in Adjusted EBITDA	3%	26%	2%	8%

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31, 2020
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(55.6)
Add:
Income tax benefit				(25.5)
Interest expense				134.2
Other income, net				(1.2)
Other components of pension and postretirement benefit plans expense				14.1

Operating income (loss) (GAAP)	$99.7	$24.6	$(58.3)	$66.0
Add:
Depreciation and amortization	252.7	40.6	0.1	293.4
Restructuring and severance related charges	14.8	2.0	0.1	16.9
Transaction and integration costs	-	-	35.0	35.0
Employee contract termination costs	0.3	0.8	-	1.1
Transaction related employee retention agreements	-	-	3.2	3.2
Stock-based compensation	-	-	5.6	5.6
Adjusted EBITDA (Non-GAAP)	$367.5	$68.0	$(14.3)	$421.2

Adjusted EBITDA Margin (Non-GAAP)	38%	11%	-	27%

	Twelve Months Ended December 31, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(66.6)
Add:
Income tax benefit				(10.6)
Interest expense				139.6
Other income, net				(0.5)
Other components of pension and postretirement benefit plans expense				11.2

Operating income (loss) (GAAP)	$105.5	$2.6	$(35.0)	$73.1
Add:
Depreciation and amortization	255.8	48.9	0.2	304.9
Restructuring and severance related charges	4.9	2.0	-	6.9
Transaction and integration costs	-	-	12.8	12.8
Stock-based compensation	-	-	7.4	7.4
Adjusted EBITDA (Non-GAAP)	$366.2	$53.5	$(14.6)	$405.1

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	-	26%
Year-over-year dollar change in Adjusted EBITDA	1.3	14.5	0.3	16.1
Year-over-year percentage change in Adjusted EBITDA	0%	27%	2%	4%

Cincinnati Bell Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash provided by operating activities	$67.2	$70.2	$206.1	$259.1
Capital expenditures	(64.4)	(56.5)	(223.6)	(223.8)
Wireless spectrum license purchase	(4.7)	-	(6.4)	-
Other, net	3.5	0.2	3.6	0.5
Cash used in investing activities	(65.6)	(56.3)	(226.4)	(223.3)
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	12.2	2.0	60.2	(6.1)
Repayment of debt	(3.1)	(8.1)	(22.4)	(21.5)
Debt issuance costs	(0.2)	-	(0.7)	(0.8)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Other, net	-	-	(1.1)	(0.8)
Cash provided by (used in) financing activities	6.3	(8.7)	25.6	(39.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.5	(0.1)	0.3	-
Net increase (decrease) in cash, cash equivalents and restricted cash	8.4	5.1	5.6	(3.8)
Cash, cash equivalents and restricted cash at beginning of period	8.8	6.5	11.6	15.4
Cash, cash equivalents and restricted cash at end of period	$17.2	$11.6	$17.2	$11.6

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$67.2	$70.2	$206.1	$259.1
Adjustments:
Capital expenditures	(64.4)	(56.5)	(223.6)	(223.8)
Restructuring and severance related payments	1.0	1.1	15.3	14.3
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Transaction and integration costs	2.1	0.3	43.1	7.0
Free cash flow (Non-GAAP)	$3.3	$12.5	$30.5	$46.2
Income tax payments (refunds)	$0.9	$(1.3)	$0.5	$0.5

Cincinnati Bell Inc.

Capital Expenditures

(Unaudited)

(Dollars in millions)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Entertainment and Communications	57.5	55.9	42.2	44.4	51.0
IT Services and Hardware	6.8	3.9	6.3	6.5	5.5
Corporate	0.1	-	-	-	-
Total capital expenditures	$64.4	$59.8	$48.5	$50.9	$56.5

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	December 31, 2020	December 31, 2019
Net loss applicable to common shareholders (GAAP)	$(8.2)	$(23.2)
Special items:
Restructuring and severance related charges	0.5	0.5
Transaction and integration costs	1.2	9.0
Income tax effect of special items *	(0.4)	2.8
Total special items	1.3	12.3
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(6.9)	$(10.9)
Weighted average diluted shares outstanding**	50.7	50.4
Diluted loss per common share (GAAP)	$(0.16)	$(0.46)
Adjusted diluted loss per common share (Non-GAAP)	$(0.14)	$(0.22)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Net loss applicable to common shareholders (GAAP)	$(66.0)	$(77.0)
Special items:
Restructuring and severance related charges	16.9	6.9
Transaction and integration costs	35.0	12.8
Income tax effect of special items *	(4.3)	0.3
Total special items	47.6	20.0
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(18.4)	$(57.0)
Weighted average diluted shares outstanding**	50.6	50.4
Diluted loss per common share (GAAP)	$(1.30)	$(1.53)
Adjusted diluted loss per common share (Non-GAAP)	$(0.36)	$(1.13)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

CONTACT:

Cincinnati Bell Inc.

Investor contact:

Kei Lawson, 513-565-0510

Takeitha.Lawson@cinbell.com

Media contact:

Josh Pichler, 513-565-0310

Josh.Pichler@cinbell.com